AMENDMENT NO. 3

                                     TO THE

                              DECLARATION OF TRUST

                                       OF

                      OPPENHEIMER CONCENTRATED GROWTH FUND


     This   Amendment  No.  3  to  the   Declaration  of  Trust  of  Oppenheimer
Concentrated Growth Fund is made as of March 15, 2001, by and among the individuals executing this Amendment No. 3.

      WHEREAS, the Trustees established Oppenheimer Concentrated Growth Fund (the "Trust"), as a trust fund under the laws of the Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto under a Declaration of Trust dated July 27, 2000, as amended by Amendment No. 1 dated October 30, 2000 and Amendment No. 2 dated February 23, 2001;

      NOW, THEREFORE, the Trustees desire to add a new class of shares, Class N shares. Part 3 of ARTICLE FOURTH shall be replaced in its entirety to read as follows:

      3. Without limiting the authority of the Trustees set forth in parts 1 and 2 of this Article FOURTH to establish and designate any further Series or Classes of Series, the Trustees hereby establish one Series of Shares having the same name as the Trust, and said Shares shall be divided into five Classes, which shall be designated Class A, Class B, Class C, Class N and Class Y. In addition to the rights and preferences described in parts 1 and 2 of this Article FOURTH with respect to Series and Classes, the Series and Classes established hereby shall have the relative rights and preferences described in this part 3 of this Article FOURTH. The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:






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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 15th day of March, 2001.


/s/ Robert G. Galli                       /s/ Phillip A. Griffiths
----------------------------------        -----------------------------------
Robert G. Galli                           Phillip A. Griffiths
19750 Beach Road                          97 Olden Lane
Jupiter Island, Florida 33469             Princeton, NJ  08540


/s/ Leon Levy                             /s/ Benjamin Lipstein
----------------------------------        -----------------------------------
Leon Levy                                 Benjamin Lipstein
One Sutton Place South                    591 Breezy Hill Road
New York, NY  10022                       Hillsdale, NY  12529


/s/ Bridget A. Macaskill                  /s/ Elizabeth B. Moynihan
----------------------------------        -----------------------------------
Bridget A. Macaskill                      Elizabeth B. Moynihan
160 East 81st Street                      801 Pennsylvania Ave., N.W.
New York, NY  10028                       Washington, D.C.  20004


/s/ Kenneth A. Randall                    /s/ Edward V. Regan
----------------------------------        -----------------------------------
Kenneth A. Randall                        Edward V. Regan
6 Whittaker's Mill                        67 Park Avenue
Williamsburg, VA  23185                   New York, NY  10016


/s/ Russell S. Reynolds, Jr.              /s/ Donald W. Spiro
----------------------------------        -----------------------------------
Russell S. Reynolds, Jr.                  Donald W. Spiro
98 Field Point Circle                     399 Ski Trail
Greenwich, CT  06830                      Smoke Rise, NJ  07405


/s/ Clayton K. Yeutter
----------------------------------
Clayton K. Yeutter
10475 East Laurel Lane
Scottsdale, AZ  85259